Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. §1350, AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Michael R. Boyce, Chief Executive Officer of PQ Corporation (the “Registrant”) and James P. Cox, Vice President and Chief Financial Officer of the Registrant, each hereby certifies that, to the best of his knowledge:

1.                 the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2006, to which this Certification is attached as Exhibit 32.1 (the “Periodic Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended;

2.                 The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: August 14, 2006

By:	/s/ MICHAEL R. BOYCE
Michael R. Boyce
Chief Executive Officer

By:	/s/ JAMES P. COX
James P. Cox
Vice President and Chief Financial Officer